Exhibit 10.1

FIRST AMENDMENT TO LEASE

Lessor: The Castine Group

Lessee: Viveve, Inc.

Premises: 150-154 Commercial Street, Sunnyvale, CA

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into this 15th day of January, 2015 between The Castine Group, a California corporation (“Lessor”) and Viveve, Inc., a Delaware corporation (“Lessee”), in connection with that certain Standard Industrial/Commercial Multi-Lessee Lease – Gross (the “Lease”) dated, for reference purposes, January 25, 2012 for the above described Premises. In the event of any inconsistency between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

1.     Defined Terms. All terms capitalized herein shall have the same meanings ascribed to them in the Lease, unless otherwise defined herein.

2.     Term. The Term of the Lease is hereby extended, effective March 1, 2015, and shall expire on March 31, 2017 (the “Extended Term”). While this Amendment is effective and binding upon execution and delivery, the terms set forth in this Amendment shall apply commencing on March 1, 2015.

3.     Base Year. Paragraph 4.2 is amended by changing the “Base Year” to calendar year 2015

4.     Base Rent for Extended Term. Base Rent shall be fixed and adjusted pursuant to the following schedule:

March 1-31, 2015:	Rent is abated
April 1, 2015 – March 31, 2016:	$18,665.00 per month
April 1, 2016 – March 31, 2017:	$19,225.00 per month

5.     Lessee Improvements. Lessee has expressed preliminary interest in the Tenant improvements set forth below. Lessee shall deliver to Lessor, not later than January 31, 2015 (a) written itemization of which of the listed Tenant Improvements Lessor shall undertake on Lessee’s behalf, together with (b) fifty percent (50%) the cost of such Tenant Improvements, as set forth below:

a.	Replace ten (10) existing 4’ linear light fixtures in private offices - $6,300.00
b.	Replace two (2) existing 8’ linear light fixtures in private offices - $2,100.00
c.	Install four (4) duplex electrical outlets in open space of 156 Commercial - $550.00
d.	Install window blinds - $1,600.00
e.	Mailbox - $500.00
f.	Soap dispensers (portable soap dispenser to be provided by Lessee)

Lessor shall install the improvements upon receipt of Lessee’s designation and its payment of 50% of the costs therefor. The remaining 50% of the cost shall be paid by Lessee to Lessor within ten (10) days after Substantial Completion of the improvements.

6.     Additional Alterations. Lessee may request that Lessor provide undertake additional Alterations during the Extended Term, which Lessor may approve or deny in its sole discretion. If Lessor approves the requested Alterations, Lessor shall obtain bids for the completion of such Alterations. Lessee shall pay the cost of such Alterations to Lessor, fifty (50%) percent prior to Lessor’s commencement of the Alterations, and the balance within ten (10) days after Substantial Completion of such Alterations.

7.     Security Deposit. The parties acknowledge that the original Security Deposit, in the amount of $41,529.00, has been reduced in accordance with Paragraph 5 of the Lease to $13,843.00. Said Security Deposit shall continue to be held by Lessor for the Extended Term.

8.     Brokers. Lessor has been represented in connection with this Amendment by Cassidy Turley, and Lessee has been represented by Jones Lang LaSalle. Lessor shall pay a commission equal to three (3%) percent of the Base Rent payable over the Extended Term to Cassidy Turley, and an additional three (3%) percent of the Base Rent to Jones Lang LaSalle.

9.     Future Extension of Term. Not later than six (6) months prior to the Expiration Date (September 30, 2016) of the Extended Term, Lessor will advise Lessee of the availability of the Premises for further extension of the Term. This provision obligates neither Lessor nor Lessee to extend the Term after the expiration of the Extended Term.

10.     Affirmation. The parties hereby affirm that the Lease remains in full force and effect and has not been modified, except by the express terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LESSOR:
THE CASTINE GROUP

	By:	/s/ Marshall Goldman
Marshall Goldman

LESSEE:
VIVEVE, INC.

	By:	/s/ Scott Durbin
Name Printed: Scott Durbin
Title: Chief Financial Officer